SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2003

FASTENAL COMPANY

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of

incorporation)

0-16125	41-0948415
(Commission file number)	(I.R.S. Employer Identification No.)

2001 Theurer Boulevard Winona, Minnesota	55987-1500
(Address of principal executive offices)	(Zip Code)

(507) 454-5374

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Slides from presentation at Annual Meeting of Shareholders of Fastenal Company held on April 15, 2003

Item 9. Regulation FD Disclosure.

The following information is being provided pursuant to Item 12 of this report:

The Annual Meeting of Shareholders of Fastenal Company (the “Company”) was held on April 15, 2003. At that meeting, the Company’s officers presented certain non-public information regarding the Company’s financial performance for completed quarterly and/or annual fiscal periods. As announced by the Company in its press release issued on April 14, 2003, slides detailing that non-public information were posted on the Company’s web site on April 15, 2003. Certain of those slides are attached as an exhibit to this report and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2003

FASTENAL COMPANY

By:	/s/ Daniel L. Florness
Daniel L. Florness
Chief Financial Officer

INDEX TO EXHIBITS

99.1	Slides from presentation at Annual Meeting of Shareholders of Fastenal Company held on April 15, 2003	Electronically Filed